Exhibit 99.1

March 6, 2019 Dover Corporation J.P. Morgan Aviation, Transportation & Industrials Conference Rich Tobin, President & CEO

Forward-Looking Statements and Non-GAAP Measures We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties and risks. We caution everyone to be guided in their analysis of Dover Corporation by referring to the documents we file from time to time with the SEC, including our Form 10-K for 2018, for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our website, dovercorporation.com, where considerably more information can be found. In addition to financial measures based on U.S. GAAP, Dover provides supplemental non-GAAP financial information. Management uses non-GAAP measures in addition to GAAP measures to understand and compare operating results across periods, make resource allocation decisions, and for forecasting and other purposes. Management believes these non-GAAP measures reflect results in a manner that enables more meaningful analysis of trends and facilitates comparison of results across periods and to those of peer companies. These non-GAAP financial measures have no standardized meaning presented in U.S. GAAP and may not be comparable to other similarly titled measures used by other companies due to potential differences between the companies in calculations. The use of these non-GAAP measures has limitations and they should not be considered as substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP. Reconciliations and definitions are included either in this presentation or in Dover’s earnings release and investor supplement for the fourth quarter of 2018, which are available on Dover’s website.

Dover portfolio: strong fundamentals, GDP+ growth exposure, low cyclicality Common Market and Platforms Dover Positions Business Model Attributes Retail Fueling/Transportï,§ Global #2; #1 EU, Asia â–ª GDP+ long-term growth Industrial Pumpsï,§ Leader high-value apps Fluids #1 in â–ª Limited cyclicality Plastics & Polymersï,§ pumps, pelletizers $2.8bn Hygienic & Pharmaï,§ Niche component leader â–ª Attractive industry structure Precision Componentsï,§ Niche component leader â–ª Predictable replacement or consumable demand Marking & Codingï,§ #2 globally â–ª Highly engineered and Engineered Digital Printingï,§ #1 globally in textile proprietary content Systems Vehicle Servicesï,§ #1-2 in lifts & collision $2.7bn â–ª Delivering customer ROI Solid Waste Processingï,§ #1 in US refuse trucks through superior Industrial Componentsï,§ Niche leaders performance, efficiency, safety Refrigeration Retail Refrigeration ï,§ #1 in NA â–ª Digital component to the and Food Food Equipmentï,§ Niche leader business model Equipment Heat Transferï,§ #2 globally in BPHE $1.5bn â–ª Low capital intensity Businesses with leading positions in attractive markets Segment Revenue based on 2018 results.

Q4 2018 - Highlights

Revenue increases 3% to $1.8B

Organic growth of 6%

Bookings up 8% to $1.9B

Organic growth of 10%

Adjusted earnings from continuing operations[1] increases 17% to $211M

Earnings from continuing operations on a GAAP basis down 45% to $158M[3]

Adjusted diluted EPS from continuing operations[2] at $1.43, up 25%

$0.08 benefit related to tax items[4]

Diluted EPS from continuing operations on a GAAP basis at $1.07, down 42%[3]

Segment performance

Adjusted EBIT[1] increases 9% to $285M, with margin at 15.7%

Adjusted EBITDA[1] up 6% to $352M

Margin initiatives

SG&A rightsizing program largely completed; began first phase of footprint rationalization in Q4

- *$30M total benefit in 2018 from rightsizing initiatives*
- *Announced footprint actions; expect ~$18M annualized benefit, mostly post-2019*

Other activities

$1B repurchase program completed. ~147.1M diluted shares outstanding at year end

Belanger acquisition closed on January 25, 2019

(1) Non-GAAP measures (definitions and reconciliations in appendix)
(2) Adjusted diluted EPS excludes acquisition-related amortization and rightsizing costs (reconciliation in appendix)
(3) GAAP measures in 2017 primarily impacted by net benefits from dispositions and a net benefit from the Tax Cuts and Jobs Act (reconciliation in appendix)
(4) Includes $0.03 benefit from discrete taxes in the quarter

DOVER
4

Expect healthy revenue growth and strong EPS accretion in 2019

2019	Engineered Systems	Fluids	Refrigeration & Food Equip	Total
Organic revenue	3% - 4%	3% - 4%	1% - 3%	2% - 4%
Acquisitions	-	2%	-	1%
Dispositions	-	-	-	-
Currency	(1%)	(2%)	(1%)	(2%)
Total revenue	**2% - 3%**	**3% - 4%**	**0% - 2%**	**2% - 3%**

- **Net interest expense:** ≈ $122 million
- **Tax rate:** ≈ 21% - 23%
- **Capital expenditures:** ≈ 3.1% - 3.4% of revenue
- **Free cash flow:** ≈ 8% - 12% of revenue

Adjusted EPS: $5.65 - $5.85[(1)]

Dollar/Euro assumption: 1.14

Note: Numbers may not add due to rounding

(1) Adjusted EPS excludes acquisition-related amortization costs and rightsizing and other costs (reconciliation in appendix); assumes 147.1 million diluted weighted average shares outstanding

DOVER

5

Growth and margin improvement initiatives expected to deliver ~17-21% growth in Adjusted EPS in 2019 Adjusted EPS ($/share) $5.65-$5.85 $0.15 $0.19-$0.39 $0.08 $0.02 $4.97 $0.37 Full year impact from $0.13 discrete tax items $4.84 ’18 Adj. EPS SG&A Footprint Completed Revenue Growth Shares and ’19F Adj. EPS(1) Rightsizing Consolidation Acquisition / Conversion ’19 ETR Benefit in ’19    (1) Excludes one-time costs associated with execution of the SG&A and footprint rightsizing actions

Delivering on commitments—Dover near and medium term priorities 2018 – 1H 2019 2H 2019 and beyond Strengthen Execution, Realize Dover’s Earnings Deliver on Commitments and Growth Potential ïƒ¼ Deliver on SG&A rightsizing initiative â–ª Invest behind Dover’s leading businesses to capture growth potential In progress Improve performance in Retail Fueling & On track Transportation and Retail Refrigeration â–ª Solidify focus on reliable execution as a key tenet of the Dover cultureïƒ¼ Continue organic growth and productivity investments â–ª Further opportunity for margin improvement: footprint rationalization, ïƒ¼ Complete $1B buyback program by end automation of ’18; opportunistically increase repurchases â–ª Pursue inorganic opportunities to build out Dover platforms: gain scale, growth ïƒ¼ Pursue bolt-on M&A around existing exposure, customer relevance, efficiency platforms In progress â–ª Repurchase own stock opportunistically Comprehensive footprint evaluation On track ïƒ¼ â–ª Continue to grow dividend Rightsizing began in Q4

Balanced model to deliver sustained long-term top-quartile TSR

Growth	Profitability	Cash Flow and Capital Allocation
GDP+ sustainable organic growth **Invest behind the core** • Build & sustain market-leading positions • Invest in R&D, engineering edge, customer intimacy and service **Increase growth exposure over time**	**Finalize synergy capture from recent large deals** **Drive operational and execution excellence across portfolio** • Capture opportunity in SG&A and footprint rationalization • Drive ROIC across portfolio **Lean corporate center**	**Generate strong FCF** **Disciplined capital allocation** • Priority to high-ROI organic investments • High-confidence, accretive inorganic additions **Maintain investment grade credit** **Ongoing return of excess cash to shareholders**
GDP+ top-line growth	**Double-digit near-term EBIT growth, High-single-digit growth longer-term**	**OpFCF ~10%+ of Revenue 30%+ Dividend payout**

Reinvest part of FCF to enhance strategic platforms and "compound" returns

High-performance operating model; management incentives aligned with shareholders

DOVER 8

Looking ahead Sep. 2018 Share results from initial business assessment Set near-term priorities Commit to improve execution and operations Announce new rightsizing plan and Retail Fueling and Retail Refrigeration margin improvement initiatives Communicate capital allocation framework Jan. 2019 Report card on interim progress Give 2019 guidance Operational focus continues Continued execution of smart capital allocation applying framework Update on footprint optimization initiatives Sep. 2019 Report on operational progress, including facility consolidation actions More holistic view of portfolio strategy, growth drivers and areas for investment Demonstrate progress on capital allocation priorities Articulate longer term goals for the “new” Dover 9

Reconciliation of Q4 2018 and 2017 Earnings from Continuing Operations to Adj. EBIT and Adj. EBITDA and calculation of Adj. EBIT margin and Adj. EBITDA margin (U.S. GAAP) Q4 2018 $ in millions Revenue 1,809 Earnings from continuing operations 158 Add back: Corporate expense 39 Net Interest expense 30 Income tax expense 29 EBIT 255 EBIT % 14.1% Adjustments: Rightsizing and other costs 29 Adjusted EBIT – Segment 285 Adjusted EBIT % 15.7% Adjusted depreciation and amortization expense(1) 67 Adjusted EBITDA – Segment 352 Adjusted EBITDA % 19.5% Q4 2017 $ in millions Revenue 1,753 Earnings from continuing operations 290 Add back: Corporate expense 52 Net Interest expense 35 Income tax benefit (26) EBIT 350 EBIT % 20.0% Adjustments: Gain on dispositions (117) Disposition costs 2 Rightsizing and other costs 33 Product recall reversal (7) Adjusted EBIT – Segment 261 Adjusted EBIT % 14.9% Depreciation and amortization expense 70 Adjusted EBITDA – Segment 331 Adjusted EBITDA % 18.9% (1) Adjusted depreciation and amortization expense excludes depreciation and amortization included within rightsizing and other costs.

Reconciliation of Q4 2018 and 2017 Earnings from Continuing Operations to Adj. EBIT and Adj. EBITDA and calculation of Adj. EBIT margin and Adj. EBITDA margin (U.S. GAAP) Q4 2018 $ in millions Revenue 1,809 Earnings from continuing operations 158 Add back: Corporate expense 39 Net Interest expense 30 Income tax expense 29 EBIT 255 EBIT % 14.1% Adjustments: Rightsizing and other costs 29 Adjusted EBIT – Segment 285 Adjusted EBIT % 15.7% Adjusted depreciation and amortization expense(1) 67 Adjusted EBITDA – Segment 352 Adjusted EBITDA % 19.5% Q4 2017 $ in millions Revenue 1,753 Earnings from continuing operations 290 Add back: Corporate expense 52 Net Interest expense 35 Income tax benefit (26) EBIT 350 EBIT % 20.0% Adjustments: Gain on dispositions (117) Disposition costs 2 Rightsizing and other costs 33 Product recall reversal (7) Adjusted EBIT – Segment 261 Adjusted EBIT % 14.9% Depreciation and amortization expense 70 Adjusted EBITDA – Segment 331 Adjusted EBITDA % 18.9% (1) Adjusted depreciation and amortization expense excludes depreciation and amortization included within rightsizing and other costs.

Reconciliation of Adjusted Earnings from Continuing Operations to Earnings from Continuing Operations and calculation of Adjusted diluted EPS under U.S. GAAP

$ in millions

	Q4 2018	Q4 2017	FY 2018	FY 2017
Earnings from continuing operations	**158**	**290**	**591**	**747**
Acquisition-related amortization, pre-tax	35	37	146	151
Acquisition-related amortization, tax impact	(9)	(12)	(37)	(49)
Tax Cuts and Jobs Act	(3)	(55)	(3)	(55)
Gain on dispositions, pre-tax	—	(117)	—	(205)
Gain on dispositions, tax impact	—	6	—	33
Disposition costs, pre-tax	—	2	—	5
Disposition costs, tax impact	—	(1)	—	(2)
Rightsizing and other costs, pre-tax	37	49	73	49
Rightsizing and other costs, tax impact	(8)	(15)	(15)	(15)
Product recall reversal, pre-tax	—	(7)	—	(7)
Product recall reversal, tax impact	—	3	—	3
Adjusted earnings from continuing operations	**211**	**180**	**756**	**655**
Weighted average shares outstanding - diluted (thousand)	148	158	152	158
Diluted EPS ($)	**1.07**	**1.83**	**3.89**	**4.73**
Acquisition-related amortization, pre-tax	0.24	0.23	0.96	0.96
Acquisition-related amortization, tax impact	(0.06)	(0.08)	(0.24)	(0.31)
Tax Cuts and Jobs Act	(0.02)	(0.35)	(0.02)	(0.35)
Gain on dispositions, pre-tax	—	(0.74)	—	(1.30)
Gain on dispositions, tax impact	—	0.04	—	0.21
Disposition costs, pre-tax	—	0.01	—	0.03
Disposition costs, tax impact	—	(0.01)	—	(0.02)
Rightsizing and other costs, pre-tax	0.25	0.31	0.48	0.31
Rightsizing and other costs, tax impact	(0.05)	(0.09)	(0.10)	(0.09)
Product recall reversal, pre-tax	—	(0.05)	—	(0.05)
Product recall reversal, tax impact	—	0.02	—	0.02
Adjusted diluted EPS ($)	**1.43**	**1.14**	**4.97**	**4.15**

Note: Numbers may not add due to rounding

DOVER 13

Reconciliation of Free Cash Flow; and EPS from Continuing Operations to Adjusted EPS from Continuing Operations Reconciliation Free Cash Flow Reconciliation $ in millions December 31, December 31, 2018 2017 Net Cash provided by Operating Activities 789 739 Capital Expenditures (171) (170) Free Cash Flow 618 569 Adjusted EPS from Continuing Operations Reconciliation Range 2019 Guidance for Earnings per Share from Continuing Operations, GAAP $ 4.81 $ 5.01 Acquisition-related amortization, net 0.76 Rightsizing and other costs, net 0.08 2019 Guidance for Adjusted Earnings per Share from Continuing Operations $ 5.65 $ 5.85

Non-GAAP Definitions Definitions of Non-GAAP Measures: Adjusted Earnings from Continuing Operations: is defined as earnings from continuing operations adjusted for the effect of acquisition-related amortization, the Tax Cuts and Jobs Act, gains on disposition of businesses, disposition costs, rightsizing and other costs, and a product recall reserve reversal. Adjusted Diluted Earnings Per Share from Continuing Operations: is defined as adjusted net earnings from continuing operations divided by average diluted shares. Adjusted EBIT by Segment: is defined as earnings from continuing operations before income taxes, net interest expense, corporate expenses, and rightsizing activities. Adjusted EBIT Margin by Segment: is defined as adjusted EBIT by segment divided by segment revenue. Adjusted EBITDA by Segment: is defined as adjusted EBIT by segment plus depreciation and amortization, excluding depreciation and amortization included within rightsizing and other costs. Adjusted EBITDA Margin by Segment: is defined as adjusted EBITDA by segment divided by segment revenue. Free Cash Flow: is defined as net cash provided by operating activities minus capital expenditures. Organic Revenue Growth: is defined as revenue growth excluding the impact of foreign currency exchange rates and the impact of acquisition and dispositions. The tables included in this presentation provide reconciliations of the non-GAAP measures used in this presentation to the most directly comparable U.S. GAAP measures. Further information regarding management’s use of these non- GAAP measures is included in Dover’s earnings release and investor supplement for the fourth quarter.